UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported):  January 13, 2017

(Exact name of issuer as specified in its charter)
SLM STUDENT LOAN TRUST 2006-7

DELAWARE	333-132315/ 333-132315-07	57-1176559
(State or other jurisdiction of formation)	(Commission File Numbers)	(I.R.S. employer Identification No.)

c/o Deutsche Bank Trust Company Americas
60 Wall Street, 60th Floor
Mail Stop NYC60-2606
New York, New York 10005
(Address of registrant’s principal executive offices)

Registrant’s telephone number including area code:   (703) 984-6578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

For the auction for the SLM Student Loan Trust 2006-7 Class A-6B Notes occurring on January 18, 2017 and the SLM Student Loan Trust 2006-7 Class A-6C Notes occurring on January 20, 2017, an affiliate of Navient Funding, LLC intends to submit buy bids for all outstanding notes that it does not currently hold of each of the Class A-6B Notes and the Class A-6C Notes at a rate equal to one-month LIBOR + 1.50% per annum.  Navient Funding, LLC’s affiliate plans to bid the All Hold Auction Rate for the Class A-6B Notes and the Class A-6C Notes that it currently holds. For more information review the Event Notice attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

99.1 Event Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT SOLUTIONS, INC., as Administrator for SLM STUDENT LOAN TRUST 2006-7

Dated: January 13, 2017	By:	/s/ Mark Rein
	Name:	Mark Rein
	Title:	Vice President

SLM STUDENT LOAN TRUST 2006-7

Form 8-K

CURRENT REPORT

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Event Notice